CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 23, 1997 in the Registration
Statement (Form N-1A) and related Prospectus of Grand
Prix Funds, Inc. filed with the Securities and Exchange
Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-39133) and in this Amendment No. 4 to the Registration Statement under the Investment
Company Act of 1940 (File No. 811-8461).


                                   /s/ Ernst & Young LLP

Milwaukee, Wisconsin
November 25, 1998